Exhibit 99.1

The premier capital provider to the hospitality industryTM		NEWS RELEASE

Contact:	David Kimichik	Tripp Sullivan
	Chief Financial Officer	Corporate Communications, Inc.
	(972) 490-9600	(615) 254-3376
ASHFORD HOSPITALITY TRUST REPORTS FOURTH QUARTER RESULTS
DALLAS — (March 8, 2006) — Ashford Hospitality Trust, Inc. (NYSE: AHT) today reported the following results and performance measures for the fourth quarter and year ended December 31, 2005. All performance measurements for Occupancy, ADR, RevPar, and Hotel Operating Profit include the Company’s 63 core hotels, which excludes 17 hotel assets held for sale, and compare the fourth quarter and full year ended December 31, 2005 to the fourth quarter and full year ended December 31, 2004, unless otherwise indicated. The reconciliation of non-GAAP financial measures is included in the financial tables accompanying this press release.
FINANCIAL HIGHLIGHTS
•	Total revenue increased 157.4% to $104.1 million from $40.4 million

•	Net loss available to common shareholders was $7.7 million compared with a net loss of $794,000

•	Net loss available to common shareholders per share was $0.18 compared with a net loss of $0.03

•	Results include debt extinguishment charges and write-off of loan costs totaling $13.4 million, or $0.31 per share, in the fourth quarter

•	Adjusted funds from operations (AFFO) increased 404.5% to $17.0 million from $3.4 million

•	AFFO per diluted share increased 145.5% to $0.27 from $0.11

•	Cash available for distribution (CAD) was $14.5 million, or $0.23 per diluted share

•	CAD per share increased by 109.1% for the quarter and 104.7% over the 2004 year

•	Declared eighth consecutive increase in quarterly common dividend to $0.20 per share

•	Dividend payout ratio was 80.7 % of CAD for the 2005 year
STRONG INTERNAL GROWTH
•	Proforma revenue per available room (RevPAR) increased 12.7% for hotels not under renovation on a 9.2% increase in ADR to $107.92 and 224-basis point improvement in occupancy

•	Proforma RevPAR increased 9.5% for consolidated hotels on a 9.0% increase in ADR to $107.32 and 33-basis point improvement in occupancy

•	Proforma same-property hotel operating profit for hotels not under renovation improved 10.0%
CAPITAL RECYCLING AND ASSET ALLOCATION
•	Today, 15 select service hotels remain designated as for sale with closings expected in 2006

•	Capex invested in 2005 totals $38 million

•	Additional Capex planned for 2006 totals $75 million
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14185 Dallas Parkway, Suite 1100, Dallas, TX 75254    Phone: (972) 490-9600

AHT Announces Fourth Quarter Results

March 8, 2006
EXTERNAL GROWTH
•	Total enterprise value improved to $1.5 billion at December 31, 2005

•	Acquired the Hyatt Dulles Airport in Herndon, Virginia, for $72.5 million in cash

•	Acquired an $18.2 million mezzanine loan on the Four Seasons Nevis in Nevis, West Indies

•	Mezzanine and first mortgage loan portfolio totaled $108.3 million at December 31, 2005, with weighted average interest rate of 14.2%
PORTFOLIO REVPAR REFLECTS BENEFIT OF VALUE-ADDED RENOVATIONS
As of December 31, 2005, the Company had a portfolio of direct hotel investments consisting of 80 properties, 63 of which are included in continuing operations. During the fourth quarter, 50 of the hotels included in continuing operations were not under renovation. The Company believes reporting its operating metrics for continuing operations on a proforma consolidated and proforma not-under-renovation basis is a measure that reflects a meaningful and more focused comparison of the operating improvement in its direct hotel portfolio. The Company’s reporting by region and brand includes the results of the 63 hotels in continuing operations. Details of each category are provided in the tables attached to this release.
•	RevPAR growth by region was led by: Pacific(6 hotels) with a 20.0% increase; West South Central(5) with 10.8%; Mountain(5) with 10.6%; South Atlantic(25) with 10.1%; East South Central(4) with 7.7%; Middle Atlantic(3) with 5.4%;West North Central(2) with 4.4%; East North Central(11) with a 0.2% decrease; and New England(2) with a 16.1% decrease

•	RevPAR growth by brand was led by: Hyatt(2 hotels) with a 32.4% increase; InterContinental(2) with 15.3%; Hilton(21) with 11.0%; Marriott(27) with 9.7%; Starwood(2) with 1.9%; independents(2) with a 5.8% decrease; and Radisson(7) with a 8.4% decrease
Monty J. Bennett, President and CEO, commented, “The strong FFO and RevPAR growth for the quarter was a direct result of the continued emphasis on reinvesting in our properties and maximizing the value inherent in these assets. Having previously targeted hotels that were expected to experience above-market RevPAR gains, we designed asset management plans together with our property managers to position each hotel to outperform its market. With double-digit RevPAR growth for hotels not under renovation in every quarter during 2005, the value of this patient strategy has been readily apparent. We intend to continue with this capital improvement plan during 2006 as we recycle capital to new assets that best fit within our long-term core portfolio and build on the operational improvements already underway.”
FINANCING ACTIVITY LOWERS BORROWING COSTS WITH FIXED-RATE DEBT
At December 31, 2005, the Company’s net debt, defined as total debt less cash, to total enterprise value, defined as net debt plus the market value of all common shares, preferred shares and operating partnership units outstanding was 53.6% based upon the company’s closing stock price of $10.49. As of December 31, 2005, the Company’s $908.6 million debt portfolio consisted of approximately 87% of fixed-rate debt and approximately 13% of variable-rate debt, with a total weighted average interest rate of 5.59%. The Company’s weighted average debt maturity is 8.6 years.
On October 28, 2005, the Company executed a $45.0 million mortgage loan, which is secured by one hotel, at an interest rate of LIBOR plus 2%, matures October 10, 2007, includes three one-year extension options, and requires monthly interest-only payments through maturity. In connection with this loan, the Company purchased a 7.0% LIBOR interest rate cap with a $45.0 million notional amount, which matures October 15, 2007, to limit its exposure to rising interest rates on its variable-rate debt.
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AHT Announces Fourth Quarter Results

March 8, 2006
On November 14, 2005, the Company executed a $211.5 million mortgage loan, which is secured by 16 hotels divided equally into two pools. The first pool for $110.9 million incurs interest at a fixed rate of 5.75%, matures December 11, 2014, and requires monthly interest-only payments for four years plus monthly principal payments thereafter based on a twenty-five-year amortization schedule. The second pool for $100.6 million incurs interest at a fixed rate of 5.7%, matures December 11, 2015, and requires monthly interest-only payments for five years plus monthly principal payments thereafter based on a twenty-five-year amortization schedule. The Company used proceeds from the loan to repay its $210.0 million term loan, due October 10, 2006, and its $6.2 million mortgage loan, due January 1, 2006.
On December 23, 2005, the Company executed a $100.0 million senior secured revolving credit facility with the ability to be increased to $150.0 million subject to certain conditions, of which drawings thereon will initially be secured by certain mezzanine loans receivable, that will mature December 23, 2008, will incur interest at LIBOR plus a range of 1.5% to 2.75% depending on the loan-to-value ratio and types of collateral pledged, and will require monthly interest-only payments through maturity.
FOURTH QUARTER INVESTMENT ACTIVITY
On October 28, 2005, the Company acquired the Hyatt Dulles Airport in Herndon, Virginia, for approximately $72.5 million in cash. To finance the acquisition, the company obtained a $45 million 2-year loan at LIBOR plus 200 basis points.
On December 16, 2005, the Company acquired a mezzanine loan receivable of approximately $18.2 million on the Four Seasons Nevis in Nevis, West Indies. The loan bears interest at a rate of LIBOR plus 9% and matures in October 2008, with interest-only payments through maturity.
SUBSEQUENT INVESTMENT ACTIVITY
On January 17, 2006, the Company sold two Howard Johnson hotels located in Commack, New York, and Westbury, New York, for approximately $11.0 million, or approximately $10.3 million net of closing costs. These two hotels were originally acquired by the Company on March 16, 2005, in connection with its acquisition of a 21-property hotel portfolio, and are the last to be sold of the eight acquired hotels designated for sale from this portfolio.
On January 25, 2006, in an underwritten follow-on public offering, the Company issued 12,107,623 shares of its common stock at $11.15 per share, which generated gross proceeds of approximately $135.0 million. The aggregate proceeds to the Company, net of underwriters’ discount and offering costs, was approximately $128.6 million. The 12,107,623 shares issued include 1,057,623 shares sold pursuant to an over-allotment option granted to the underwriters. The net proceeds were used for a $60.0 million pay-down on the Company’s $100.0 million credit facility due August 17, 2008, a $45.0 million pay-down on the Company’s $45.0 million mortgage loan due October 10, 2007, and the acquisition of the Marriott at Research Triangle Park, as discussed below.
On February 16, 2006, the Company entered into a definitive agreement to acquire the Pan Pacific San Francisco Hotel in San Francisco, California, for approximately $95.0 million in cash. The Company intends to use proceeds from its follow-on public offering on January 25, 2006, and funds available on its credit facility to fund this acquisition. The acquisition is expected to close in early April 2006.
On February 24, 2006, the Company acquired the Marriott at Research Triangle Park hotel property in Durham, North Carolina, for approximately $28.0 million in cash. The Company used proceeds from its follow-on public offering on January 25, 2006, to fund this acquisition.
INVESTMENT OUTLOOK
Mr. Bennett concluded, “The past year Ashford excelled at its strategic objectives of: diversified and accretive investments, strong internal growth, financial stability, and dividend increases. With a very
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AHT Announces Fourth Quarter Results

March 8, 2006
successful capital raise completed early in the first quarter, we have been able to make a strong start in 2006 in continuing our core objectives. Since year end, we have acquired the Marriott at Research Triangle Park and agreed to purchase the Pan Pacific San Francisco for a combined investment of $123 million. In addition, we have an active pipeline. These attractive external growth opportunities complement the continued improvement in our capital structure, the double-digit RevPAR growth in our current portfolio generated by value-added reinvestment and our ongoing capital recycling program. Combined with a very optimistic industry outlook, we believe these factors position us to achieve our most successful year yet in 2006.”
INVESTOR CONFERENCE CALL AND SIMULCAST
Ashford Hospitality Trust, Inc. will conduct a conference call at 11:00 a.m. eastern time on March 9, 2006, to discuss the fourth quarter results. The number to call for this interactive teleconference is 913-981-5509. A seven-day replay of the conference call will be available by dialing 719-457-0820 and entering the confirmation number, 3440675.
The Company will also provide an online simulcast and rebroadcast of its fourth quarter 2005 earnings release conference call. The live broadcast of Ashford’s quarterly conference call will be available online at the Company’s website at www.ahtreit.com as well as on http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=147105&eventID=1207269 March 9, 2006, beginning at 11:00 a.m. eastern time. The online replay will follow shortly after the call and continue for approximately one year.
Substantially all of our non-current assets consist of real estate investments and debt investments secured by real estate. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of operating performance under GAAP, to be helpful in evaluating a real estate company’s operations. These supplemental measures include FFO, AFFO, EBITDA, Hotel Operating Profit, and CAD. FFO is computed in accordance with our interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the NAREIT definition differently than us. Neither FFO, AFFO, EBITDA, Hotel Operating Profit, nor CAD represents cash generated from operating activities as determined by GAAP and should not be considered as an alternative to a) GAAP net income (loss) as an indication of our financial performance or b) GAAP cash flows from operating activities as a measure of our liquidity, nor are such measures indicative of funds available to fund our cash needs, including our ability to make cash distributions. However, management believes FFO, AFFO, EBITDA, Hotel Operating Profit, and CAD to be meaningful measures of a REIT’s performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of our operating performance.
* * * * *
Ashford Hospitality Trust is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, first mortgages, mezzanine loans and sale-leaseback transactions. Additional information can be found on the Company’s web site at www.ahtreit.com.
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AHT Announces Fourth Quarter Results

March 8, 2006
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, our business and investment strategy, timing for closings, our understanding of our competition, current market trends and opportunities, and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in the section entitled “Risk Factors” in Ashford’s Registration Statement on Form S-3, (File Number 333-114283), and from time to time, in Ashford’s other filings with the Securities and Exchange Commission.
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.
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AHT Announces Fourth Quarter Results

March 8, 2006
ASHFORD HOSPITALITY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

	Year	Year	Three Months	Three Months
	Ended	Ended	Ended	Ended
	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004
REVENUE
Rooms	$250,571	$89,798	$78,698	$29,806
Food and beverage	52,317	14,337	16,720	6,160
Other	14,181	3,923	4,522	1,556

Total hotel revenue	317,069	108,058	99,940	37,522

Interest income from notes receivable	13,323	7,549	3,836	2,603
Asset management fees from affiliates	1,258	1,318	318	318

Total Revenue	331,650	116,925	104,094	40,443

EXPENSES
Hotel operating expenses
Rooms	56,991	20,908	18,603	7,312
Food and beverage	39,711	10,859	12,760	4,630
Other direct	5,420	2,150	1,613	816
Indirect	99,804	35,561	32,141	12,199
Management fees	11,547	3,395	4,088	1,204

Total hotel expenses	213,473	72,873	69,205	26,161

Property taxes, insurance, and other	17,248	6,655	5,495	1,727
Depreciation and amortization	30,286	10,768	11,101	4,040
Corporate general and administrative:
Stock-based compensation	3,446	2,397	963	605
Other corporate and administrative	11,077	9,458	3,154	2,548

Total Operating Expenses	275,530	102,151	89,918	35,081

OPERATING INCOME	56,120	14,774	14,176	5,362

Interest income	1,027	335	300	88
Interest expense	(34,448)	(9,217)	(12,232)	(3,820)
Amortization of loan costs	(3,956)	(1,884)	(832)	(965)
Write-off of loan costs and exit fees	(5,803)	(1,633)	(5,652)	—
Loss on debt extinguishment	(10,000)	—	(7,743)	—

INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY INTEREST	2,940	2,375	(11,983)	665

Benefit from (provision for) income taxes	2,650	(658)	2,249	29
Minority interest	(1,159)	(298)	1,966	(133)

INCOME (LOSS) FROM CONTINUING OPERATIONS	4,431	1,419	(7,768)	561

Income from discontinued operations, net	5,006	—	2,768	—

NET INCOME (LOSS)	9,437	1,419	(5,000)	561
Preferred dividends	9,303	1,355	2,719	1,355

NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$134	$64	$(7,719)	$(794)

Basic and Diluted:
Income (Loss) From Continuing Operations Per Share Available To Common Shareholders	$(0.12)	$—	$(0.24)	$(0.03)

Income From Discontinued Operations Per Share	$0.12	$—	$0.06	$—

Net Income (Loss) Per Share Available To Common Shareholders	$—	$—	$(0.18)	$(0.03)

Weighted Average Common Shares Outstanding	40,194,132	25,120,653	43,145,657	25,280,502

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AHT Announces Fourth Quarter Results

March 8, 2006
ASHFORD HOSPITALITY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

	December 31,	December 31,
	2005	2004
ASSETS
Investment in hotel properties, net	$1,066,962	$427,005
Cash and cash equivalents	57,995	47,109
Restricted cash	27,842	14,059
Accounts receivable, net of allowance of $366 and $61, respectively	21,355	5,463
Inventories	1,186	612
Assets held for sale	157,579	2,882
Notes receivable	108,305	79,661
Deferred costs, net	14,046	9,390
Prepaid expenses	9,662	2,639
Other assets	4,014	6,677
Intangible assets, net	1,181	—
Due from third-party hotel managers	12,274	383
Due from affiliates	476	65

Total assets	$1,482,877	$595,945

LIABILITIES AND OWNERS’ EQUITY
Indebtedness	$908,623	$300,754
Capital leases payable	453	313
Accounts payable	9,984	8,980
Accrued expenses	21,054	9,340
Other liabilities	—	90
Dividends payable	13,703	6,141
Deferred income	729	401
Due to third-party hotel managers	1,385	859
Due to affiliates	5,654	1,048

Total liabilities	961,585	327,926

Commitments and contingencies
Minority interest	87,969	39,347
Preferred stock, $0.01 par value:
Series B Cumulative Convertible Redeemable Preferred Stock, 7,447,865 and 993,049 issued and outstanding at December 31, 2005 and 2004, respectively	75,000	10,000

Preferred stock, $0.01 par value, 50,000,000 shares authorized:
Series A Cumulative Preferred Stock, 2,300,000 issued and outstanding at December 31, 2005 and 2004	23	23
Common stock, $0.01 par value, 200,000,000 shares authorized, 43,831,394 and 25,810,447 shares issued and outstanding at December 31, 2005 and 2004, respectively	438	258
Additional paid-in capital	403,919	234,973
Unearned compensation	(4,792)	(3,959)
Accumulated other comprehensive income	1,372	554
Accumulated deficit	(42,637)	(13,177)

Total owners’ equity	358,323	218,672

Total liabilities and owners’ equity	$1,482,877	$595,945

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AHT Announces Fourth Quarter Results

March 8, 2006
ASHFORD HOSPITALITY TRUST, INC.
FFO and Adjusted FFO
(In Thousands, Except Share And Per Share Amounts)
(Unaudited)

	Year	Year	Three Months	Three Months
	Ended	Ended	Ended	Ended
	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004
Net income (loss) available to common shareholders	$134	$64	$(7,719)	$(794)

Plus real estate depreciation and amortization	30,182	10,713	11,056	4,022
Remove minority interest	2,425	298	(1,265)	133

FFO available to common shareholders	$32,741	$11,075	$2,072	$3,361

Add back dividends on redeemable preferred stock	4,386	—	1,490	—
Add back write-off of loan costs and exit fees	5,803	1,633	5,652	—
Add back loss on debt extinguishment	10,000	—	7,743	—

Adjusted FFO	$52,930	$12,708	$16,957	$3,361

Adjusted FFO per diluted share available to common shareholders	$0.96	$0.41	$0.27	$0.11

Diluted weighted average shares outstanding	55,149,994	30,993,250	61,869,686	31,492,272

ASHFORD HOSPITALITY TRUST, INC.
EBITDA
(In Thousands)
(Unaudited)

	Year	Year	Three Months	Three Months
	Ended	Ended	Ended	Ended
	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004
Net income (loss)	$9,437	$1,419	$(5,000)	$561

Add back:
Interest income	1,027	335	300	88
Interest expense and amortization of loan costs	(38,404)	(11,101)	(13,064)	(4,785)
Minority interest	(2,425)	(298)	1,265	(133)
Depreciation and amortization	(30,286)	(10,768)	(11,101)	(4,040)
Benefit from (provision for) income taxes	184	(658)	1,231	29

	(69,904)	(22,490)	(21,369)	(8,841)

EBITDA	$79,341	$23,909	$16,369	$9,402

For the year ended December 31, 2005, EBITDA has not been adjusted to add back the loss on debt extinguishment of approximately $10.0 million and the write-off of loan costs and exit fees of approximately $5.8 million.
For the year ended December 31, 2004, EBITDA has not been adjusted to add back the write-off of loan costs and exit fees of approximately $1.6 million.
For the three months ended December 31, 2005, EBITDA has not been adjusted to add back the loss on debt extinguishment of approximately $7.7 million and the write-off of loan costs and exit fees of approximately $5.7 million.
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AHT Announces Fourth Quarter Results

March 8, 2006
ASHFORD HOSPITALITY TRUST, INC.
CASH AVAILABLE FOR DISTRIBUTION
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Year Ended		Year Ended
	December 31, 2005	(per diluted share)	December 31, 2004	(per diluted share)
Net income available to common shareholders	$134		$64
Add back dividends on redeemable preferred stock	4,386		3

Total	$4,520		$67

Plus real estate depreciation and amortization	30,182	$0.55	10,713	$0.35
Remove minority interest	2,425	0.04	298	0.01
Plus stock-based compensation	3,446	0.06	2,397	0.08
Plus amortization of loan costs	3,956	0.07	1,884	0.06
Plus write-off of loan costs	5,803	0.11	1,633	0.05
Plus loss on debt extinguishment	10,000	0.18	—	0.00
Less debt premium amortization to reduce interest expense	(518)	(0.01)	—	0.00
Less capital improvements reserve	(11,429)	(0.21)	(3,799)	(0.12)

CAD	$48,385	$0.88	$13,193	$0.43

	Three Months		Three Months
	Ended		Ended
	December 31, 2005	(per diluted share)	December 31, 2004	(per diluted share)
Net income (loss) available to common shareholders	$(7,719)		$(794)
Add back dividends on redeemable preferred stock	1,490		3

Total	$(6,229)		$(791)

Plus real estate depreciation and amortization	11,056	0.18	4,022	0.13
Remove minority interest	(1,265)	(0.02)	133	0.00
Plus stock-based compensation	963	0.02	605	0.02
Plus amortization of loan costs	832	0.01	965	0.03
Plus write-off of loan costs	5,652	0.09	—	0.00
Plus loss on debt extinguishment	7,743	0.13	—	0.00
Less debt premium amortization to reduce interest expense	(55)	(0.00)	—	0.00
Less capital improvements reserve	(4,198)	(0.07)	(1,336)	(0.04)

CAD	$14,499	$0.23	$3,598	$0.11

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AHT Announces Fourth Quarter Results

March 8, 2006
ASHFORD HOSPITALITY TRUST, INC.
KEY PERFORMANCE INDICATORS — PRO FORMA
(Unaudited)

	Three Months Ended			Year Ended
	December 31,			December 31,
	2005	2004	% Variance	2005	2004	% Variance
ALL HOTELS INCLUDED IN CONTINUING OPERATIONS:

Room revenues	$79,771,221	$72,851,757	9.50%	$316,118,078	$286,431,128	10.36%
RevPar	$73.60	$67.22	9.49%	$77.21	$69.96	10.36%
Occupancy	68.58%	68.25%	0.49%	71.74%	70.84%	1.27%
ADR	$107.32	$98.50	8.96%	$107.63	$98.77	8.97%
NOTE: The above pro forma table assumes the 63 hotel properties included in income from continuing operations for the three months and year ended December 31, 2005 were owned as of the beginning of the periods presented. For both comparative periods presented, the above table excludes the 17 hotel properties included in discontinued operations at December 31, 2005.

	Three Months Ended			Year Ended
	December 31,			December 31,
	2005	2004	% Variance	2005	2004	% Variance
ALL HOTELS NOT UNDER RENOVATION INCLUDED IN CONTINUING OPERATIONS:
Room revenues	$62,559,505	$55,501,657	12.72%	$242,886,207	$216,716,876	12.08%
RevPar	$76.94	$68.27	12.70%	$79.83	$71.30	11.97%
Occupancy	71.29%	69.05%	3.25%	73.37%	71.90%	2.05%
ADR	$107.92	$98.86	9.16%	$108.80	$99.16	9.72%
NOTE: The above pro forma table assumes the 50 hotel properties not under renovation and included in income from continuing operations for the three months and year ended December 31, 2005 were owned as of the beginning of the periods presented. For both comparative periods presented, the above table excludes the 17 hotel properties included in discontinued operations at December 31, 2005.
Excluded Hotels Under Renovation:
Crowne Plaza Beverly Hills, Embassy Suites Houston, Embassy Suites West Palm Beach, Hilton Nassau Bay — Clear Lake,
Historic Inns of Annapolis, Radisson City Center — Indianapolis, Radisson Hotel Airport — Indianapolis,
Radisson Milford, Radisson Plaza Downtown Fort Worth, Radisson Rockland, Sheraton Minneapolis West,
Residence Inn Palm Desert, Residence Inn San Diego Sorrento Mesa
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AHT Announces Fourth Quarter Results

March 8, 2006
ASHFORD HOSPITALITY TRUST, INC.
Pro Forma Hotel RevPAR by Region
(Unaudited)

			Three Months Ended		Year Ended		Percent
			December 31,		December 31,		Change in RevPAR
Region	Number of Hotels	Number of Rooms	2005	2004	2005	2004	Quarter	YTD
Pacific (1)	6	1,501	$80.95	$67.47	$86.55	$72.27	20.0%	19.8%
Mountain (2)	5	869	$81.62	$73.77	$88.42	$80.45	10.6%	9.9%
West North Central (3)	2	390	$63.75	$61.07	$69.44	$61.58	4.4%	12.8%
West South Central (4)	5	1,210	$69.90	$63.11	$70.07	$67.90	10.8%	3.2%
East North Central (5)	11	1,682	$53.18	$53.29	$56.92	$54.42	-0.2%	4.6%
East South Central (6)	4	573	$55.98	$51.97	$59.64	$53.17	7.7%	12.2%
Middle Atlantic (7)	3	590	$63.52	$60.25	$70.17	$67.07	5.4%	4.6%
South Atlantic (8)	25	4,114	$85.01	$77.23	$88.56	$79.25	10.1%	11.8%
New England (9)	2	300	$36.27	$43.23	$42.71	$45.48	-16.1%	-6.1%

Total Portfolio	63	11,229	$73.60	$67.22	$77.21	$69.96	9.5%	10.4%

(1)	Includes California

(2)	Includes Nevada, Arizona, New Mexico, and Utah

(3)	Includes Minnesota and Kansas

(4)	Includes Texas

(5)	Includes Ohio and Indiana

(6)	Includes Kentucky and Alabama

(7)	Includes New York and Pennsylvania

(8)	Includes Virginia, Florida, Georgia, Maryland, and North Carolina

(9)	Includes Massachusetts
NOTE: The above pro forma table assumes the 63 hotel properties included in income from continuing operations for the three months and year ended December 31, 2005 were owned as of the beginning of the periods presented. For both comparative periods presented, the above table excludes the 17 hotel properties included in discontinued operations at December 31, 2005.
ASHFORD HOSPITALITY TRUST, INC.
Pro Forma Hotel RevPAR by Brand
(Unaudited)

			Three Months Ended		Year Ended		Percent
			December 31,		December 31,		Change in RevPAR
Brand	Number of Hotels	Number of Rooms	2005	2004	2005	2004	Quarter	YTD
Hilton	21	3,344	$76.89	$69.30	$80.18	$73.23	11.0%	9.5%
Hyatt	2	970	$92.44	$69.80	$93.50	$74.82	32.4%	25.0%
InterContinental	2	420	$108.75	$94.36	$117.18	$98.28	15.3%	19.2%
Independent	2	317	$63.87	$67.83	$80.08	$78.29	-5.8%	2.3%
Marriott	27	3,898	$77.61	$70.78	$79.30	$71.67	9.7%	10.7%
Radisson	7	1,871	$45.47	$49.66	$51.64	$50.99	-8.4%	1.3%
Starwood	2	409	$58.52	$57.45	$68.29	$67.09	1.9%	1.8%

Total Portfolio	63	11,229	$73.60	$67.22	$77.21	$69.96	9.5%	10.4%

NOTE: The above pro forma table assumes the 63 hotel properties included in income from continuing operations for the three months and year ended December 31, 2005 were owned as of the beginning of the periods presented. For both comparative periods presented, the above table excludes the 17 hotel properties included in discontinued operations at December 31, 2005.
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AHT Announces Fourth Quarter Results

March 8, 2006
ASHFORD HOSPITALITY TRUST, INC.
PRO FORMA HOTEL OPERATING PROFIT
(In Thousands)
(Unaudited)
ALL HOTELS INCLUDED IN CONTINUING OPERATIONS:

	Three Months Ended			Year Ended
	December 31, 2005	December 31, 2004	% Variance	December 31, 2005	December 31, 2004	% Variance
REVENUE
Rooms	$79,771	$72,852	9.50%	$316,118	$286,431	10.36%
Food and beverage	17,170	15,592	10.12%	64,621	56,602	14.17%
Other	4,017	3,350	19.91%	14,497	13,945	3.96%

Total hotel revenue	100,958	91,794	9.98%	395,236	356,978	10.72%

EXPENSES
Hotel operating expenses
Rooms	18,801	17,172	9.49%	71,504	64,288	11.22%
Food and beverage	12,956	10,809	19.86%	48,285	41,509	16.32%
Other direct	1,731	1,499	15.48%	6,416	6,411	0.08%
Indirect	32,340	28,841	12.13%	120,164	112,616	6.70%
Management fees	4,137	3,356	23.27%	14,919	12,207	22.22%

Total hotel operating expenses	69,965	61,677	13.44%	261,288	237,031	10.23%

Property taxes, insurance, and other	5,513	4,327	27.41%	21,212	19,654	7.93%

HOTEL OPERATING PROFIT (EBITDA)	$25,480	$25,790	-1.20%	$112,736	$100,293	12.41%

NOTE: The above pro forma table assumes the 63 hotel properties included in income from continuing operations for the three months and year ended December 31, 2005 were owned as of the beginning of the periods presented. For both comparative periods presented, the above table excludes the 17 hotel properties included in discontinued operations at December 31, 2005.
ALL HOTELS NOT UNDER RENOVATION INCLUDED IN CONTINUING OPERATIONS:

	Three Months Ended			Year Ended
	December 31, 2005	December 31, 2004	% Variance	December 31, 2005	December 31, 2004	% Variance
REVENUE
Rooms	$62,560	$55,502	12.72%	$242,886	$216,717	12.08%
Food and beverage	11,335	10,244	10.65%	43,554	38,378	13.49%
Other	3,034	2,332	30.10%	10,583	9,825	7.72%

Total hotel revenue	76,929	68,078	13.00%	297,023	264,920	12.12%

EXPENSES
Hotel operating expenses
Rooms	14,961	13,581	10.16%	56,158	50,414	11.39%
Food and beverage	8,785	7,447	17.97%	33,049	29,078	13.66%
Other direct	1,219	1,092	11.63%	4,619	4,597	0.48%
Indirect	23,217	20,666	12.34%	86,724	81,133	6.89%
Management fees	3,312	2,524	31.22%	11,561	9,422	22.70%

Total hotel operating expenses	51,494	45,310	13.65%	192,111	174,644	10.00%
Property taxes, insurance, and other	3,909	3,196	22.31%	15,543	14,280	8.84%

HOTEL OPERATING PROFIT (EBITDA)	$21,526	$19,572	9.98%	$89,369	$75,996	17.60%

NOTE: The above pro forma table assumes the 50 hotel properties not under renovation and included in income from continuing operations for the three months and year ended December 31, 2005 were owned as of the beginning of the periods presented. For both comparative periods presented, the above table excludes the 17 hotel properties included in discontinued operations at December 31, 2005.
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AHT Announces Fourth Quarter Results

March 8, 2006
ASHFORD HOSPITALITY TRUST, INC.
Pro Forma Hotel Operating Profit by Region
(In Thousands)
(Unaudited)

			Three Months Ended				Year Ended				Percent Change in
			December 31,				December 31,				Hotel Operating Profit
Region	Number of Hotels	Number of Rooms	2005	% Total	2004	% Total	2005	% Total	2004	% Total	Quarter	YTD
Pacific (1)	6	1,501	$4,745	18.6%	$3,537	13.7%	$20,628	18.3%	$14,149	14.1%	34.2%	45.8%
Mountain (2)	5	869	$2,123	8.3%	$2,002	7.8%	$9,937	8.8%	$8,669	8.6%	6.0%	14.6%
West North Central (3)	2	390	$788	3.1%	$922	3.6%	$3,842	3.4%	$3,330	3.3%	-14.5%	15.4%
West South Central (4)	5	1,210	$1,878	7.4%	$2,123	8.2%	$8,431	7.5%	$8,705	8.7%	-11.5%	-3.1%
East North Central (5)	11	1,682	$1,940	7.6%	$2,851	11.1%	$10,335	9.2%	$11,136	11.1%	-32.0%	-7.2%
East South Central (6)	4	573	$589	2.3%	$794	3.1%	$3,694	3.3%	$3,236	3.2%	-25.8%	14.2%
Middle Atlantic (7)	3	590	$847	3.3%	$856	3.3%	$3,082	2.7%	$3,663	3.7%	-1.1%	-15.9%
South Atlantic (8)	25	4,114	$12,658	49.7%	$12,356	47.9%	$52,322	46.4%	$46,368	46.2%	2.4%	12.8%
New England (9)	2	300	$(88)	-0.3%	$349	1.4%	$465	0.4%	$1,037	1.0%	-125.2%	-55.2%

Total Portfolio	63	11,229	$25,480	100.0%	$25,790	100.0%	$112,736	100.0%	$100,293	100.0%	-1.2%	12.4%

(1)	Includes California

(2)	Includes Nevada, Arizona, New Mexico, and Utah

(3)	Includes Minnesota and Kansas

(4)	Includes Texas

(5)	Includes Ohio and Indiana

(6)	Includes Kentucky and Alabama

(7)	Includes New York and Pennsylvania

(8)	Includes Virginia, Florida, Georgia, Maryland, and North Carolina

(9)	Includes Massachusetts
NOTE: The above pro forma table assumes the 63 hotel properties included in income from continuing operations for the three months and year ended December 31, 2005 were owned as of the beginning of the periods presented. For both comparative periods presented, the above table excludes the 17 hotel properties included in discontinued operations at December 31, 2005.
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AHT Announces Fourth Quarter Results

March 8, 2006
ASHFORD HOSPITALITY TRUST, INC.
Debt Summary
As of December 31, 2005
(in millions)

	Fixed-Rate	Floating-Rate	Total
	Debt	Debt	Debt
$580.8 million mortgage note payable secured by 40 hotel properties, matures between July 1, 2015 and February 1, 2016, at an average interest rate of 5.4%	$580.8	$—	$580.8
$211.5 million term loan secured by 16 hotel properties, matures between December 11, 2014 and December 11, 2015, at an average interest rate of 5.73%	211.5	—	211.5
$100.0 million secured credit facility secured by 6 hotel properties, matures August 17, 2008, at an interest rate of LIBOR plus a range of 1.6% to 1.95% depending on the loan-to-value ratio	—	60.0	60.0
Mortgage note payable secured by one hotel property, matures October 10, 2007, at an interest rate of LIBOR plus 2%	—	45.0	45.0
Mortgage note payable secured by one hotel property, matures April 1, 2011, at an interest rate of the average weekly yield for 30-day commercial paper plus 3.4%	—	11.3	11.3

Total Debt Excluding Premium	$792.3	$116.3	$908.6

Percentage of Total	87.20%	12.80%	100.00%

Weighted Average Interest Rate at December 31, 2005			5.59%

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AHT Announces Fourth Quarter Results

March 8, 2006
ASHFORD HOSPITALITY TRUST, INC.
Capital Expenditures Calendar
63 Core Hotels

		2004				2005				2006
	Actual	Actual	Actual	Actual	Actual	Actual	Actual	Actual	Estimated	Estimated	Estimated	Estimated
	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
Doubletree Suites Columbus	x	x	x
Doubletree Suites Dayton	x	x	x
Embassy Suites East Syracuse	x	x	x
Embassy Suites Phoenix Airport		x	x	x
Sheraton Bucks County			x	x	x	x
Hyatt Regency Orange County				x
Hampton Inn Mall of Georgia					x	x
Hampton Inn Terre Haute					x	x	x
Hampton Inn Horse Cave					x	x	x
Hampton Inn Evansville					x	x	x
Hilton St. Petersburg Bayfront					x	x	x
Fairfield Inn Evansville West					x	x	x
Residence Inn Evansville					x	x	x				x	x
Fairfield Inn Princeton					x	x	x				x	x
Courtyard Columbus Tipton Lakes					x	x	x				x	x
Courtyard Bloomington					x	x	x				x	x
Radisson Milford					x	x		x	x	x
Residence Inn Salt Lake City						x
Radisson Plaza Downtown Fort Worth						x	x	x	x	x
Historic Inns of Annapolis							x	x	x
Residence Inn Palm Desert							x	x	x	x
Crowne Plaza La Concha — Key West									x	x
Embassy Suites Houston								x	x
Hilton Santa Fe									x	x
Radisson Rockland								x	x
Sheraton Minneapolis West								x	x
Residence Inn San Diego Sorrento Mesa								x	x
Crowne Plaza Beverly Hills								x	x	x
Embassy Suites West Palm Beach								x	x	x	x
Radisson City Center — Indianapolis								x	x	x	x
Radisson Hotel Airport — Indianapolis								x	x	x
Hilton Nassau Bay — Clear Lake								x	x	x
Sea Turtle Inn Jacksonville									x		x	x
Hyatt Dulles											x
SpringHill Suites Kennesaw											x
SpringHill Suites Jacksonville											x
Courtyard Palm Desert											x	x
Courtyard Reagan Airport												x
Residence Inn Fairfax												x
SpringHill Suites BWI Airport												x
SpringHill Suites Centreville												x
SpringHill Suites Gaithersburg												x
Courtyard Overland Park												x
Courtyard Alpharetta
Courtyard Ft. Lauderdale Weston
Courtyard Irvine
Courtyard Louisville Airport
Embassy Suites Austin Arboretum
Embassy Suites Dallas Galleria
Embassy Suites Dulles Int’l
Embassy Suites Flagstaff
Embassy Suites Las Vegas Airport
Fairfield Inn and Suites Kennesaw
Hampton Inn Lawrenceville
Hilton Garden Inn Jacksonville
Homewood Suites Mobile
Radisson Cincinnati Riverfront
Radisson Hotel MacArthur Airport
Residence Inn Lake Buena Vista
Residence Inn Sea World
SpringHill Suites Charlotte
SpringHill Suites Mall of Georgia
SpringHill Suites Raleigh Airport